UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

February 1, 2017
Date of Report (Date of Earliest Event)

Sotheby's
(Exact name of registrant as specified in its charter)

Delaware	1-9750	38-2478409
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1334 York Avenue
New York, NY		10021
(Address of principal executive offices)		(Zip Code)
(212) 606-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to ule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On February 1, 2017, Sotheby’s (the “Company”) appointed Adam Chinn, its Executive Vice President, Worldwide Head of Transaction Support, to the position of Executive Vice President and Chief Operating Officer of the Company.
Mr. Chinn, 55, was a partner and Chief Operating Officer of Art Agency, Partners from October 2014 to January 2016 when he joined the Company as part of its acquisition of Art Agency, Partners. Prior to that, Mr. Chinn was a co-founder of the boutique investment bank Centerview Partners LLC from March 2007 to September 2014, and a partner at Wachtell, Lipton, Rosen & Katz until February 2007. Mr. Chinn has no family relationship to any director or executive officer of the Company.
As disclosed in the Company’s Current Report on Form 8-K filed on January 11, 2016 and the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2016, Mr. Chinn and other sellers were party to a Purchase Agreement with the Company, pursuant to which the Company acquired certain entities comprising the business of Art Agency, Partners. As part of the acquisition, Mr. Chinn received $10,237,761, including a working capital adjustment. As additional consideration for the acquisition, the Company has agreed to make earn-out payments to Mr. Chinn not exceeding $1,750,000 in each of the next four years that are contingent on the achievement of a minimum level of financial performance. Management expects that substantially all of the earn-out will be earned.
Mr. Chinn is a party to an employment agreement with the Company that runs through January 11, 2021. Pursuant to the employment agreement, Mr. Chinn receives an annual base salary of $750,000 and an annual target cash incentive equal to 100% of base salary. He is entitled to a long-term equity incentive target opportunity of $750,000.
He also participates in the Company’s employee benefit plans to the same extent as other Executive Vice Presidents.
Pursuant to his employment agreement, Mr. Chinn is entitled to severance benefits substantially similar to those provided under the Company’s Executive Severance Plan, except that he is entitled to severance in the event he leaves the Company for good reason (as defined in his employment agreement). Payment of severance benefits will be conditioned on Mr. Chinn providing a release of claims against the Company.
The foregoing description of the employment agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the employment agreement attached hereto as Exhibit 99.1, which is incorporated herein by reference.
A copy of the press release, dated February 1, 2017 announcing Mr. Chinn’s appointment is filed herewith as Exhibit 99.2 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
99.1	Employment Agreement, dated January 11, 2016, by and between the Company and Adam Chinn.
99.2	Press Release of Sotheby's dated February 1, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOTHEBY'S

By:	/s/ David G. Schwartz

David G. Schwartz
Senior Vice President,
Chief Securities Counsel and Corporate Secretary

Date:	February 3, 2017

Exhibit Index

(d) Exhibits
99.1	Employment Agreement, dated January 11, 2016, by and between the Company and Adam Chinn.
99.2	Press Release of Sotheby's dated February 1, 2017.

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